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                                                                   EXHIBIT 21.1



                              WINSTON HOTELS, INC.
                              List of Subsidiaries


Name                              Jurisdiction of Incorporation of Organization
----                              ---------------------------------------------

1.  Winston Manager Corporation   Virginia

2.  FastForward, LLC              North Carolina